CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-258100) and Form S-8 (Nos. 333-258684, 333-258686, 333-262992, and 333-269950) of Nautilus Biotechnology, Inc of our report dated February 28, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 28, 2024